EXHIBIT 99.2

AMN Healthcare Announces Pricing of Senior Notes Offering

DALLAS – September 22, 2025 -- AMN Healthcare Services, Inc. (NYSE: AMN), announced today that its wholly owned subsidiary, AMN Healthcare, Inc., priced its previously announced private offering of $400.0 million aggregate principal amount of senior unsecured notes due 2031. The 2031 Notes will bear an interest rate of 6.500% per annum and will be issued at 100.0% of their face value. The 2031 Notes will be guaranteed by the Company’s affiliates that guarantee the Company’s credit facilities.

The Company intends to use the proceeds from the private offering, together with cash on hand and borrowings under a new revolving facility that the Company intends to enter into substantially concurrently with the completion of this notes offering, (i) to redeem all of the $500.0 million aggregate principal amount of its 4.625% senior unsecured notes due 2027 outstanding and (ii) to pay fees and expenses related to the offering.

In addition, the Company delivered a Conditional Notice of Redemption to holders of its outstanding 2027 Notes, which provides for the redemption by the Company of all of the $500.0 million aggregate principal amount of 2027 Notes outstanding on October 22, 2025, subject to the successful completion of offering of the 2031 Notes.

The offering is expected to close October 6, 2025, subject to satisfaction of customary closing conditions.

The 2031 Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The 2031 Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2031 Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AMN Healthcare

AMN Healthcare is the leader and innovator in total talent solutions for healthcare, bringing together the people, processes and technology to deliver better care. Through a steadfast partnership approach, we solve the most pressing workforce challenges to enable better clinical outcomes and access to care. In 2024, our healthcare professionals reached nearly 15 million patients at more than 2,100 healthcare systems, including 87 percent of the top healthcare systems nationwide. We provide a comprehensive network of quality healthcare professionals and deliver a fully integrated and customizable suite of workforce technologies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “should,” “would,” “project,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.

Contact:

Randle Reece
Vice President, Investor Relations & Strategy
866-861-3229